Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP Four Embarcadero Center, 17th Floor San Francisco, CA 94111-4109 415.434.9100 | main www.sheppardmullin.com

January 15, 2021

Board of Directors Giga-tronics Incorporated 5990 Gleason Drive Dublin, California 9456

Re:	Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Giga-tronics Incorporated, a California corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 250,000 shares (the “Shares”) of the Company’s Common Stock, no par value, issuable under the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”), pursuant to a Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about the date of this opinion.

As counsel to the Company, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the Plan and the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company and of public officials as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied. This opinion is limited solely to the internal substantive laws of the State of California.

Board of Directors

January 15, 2021

Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance of the Shares in accordance with the terms of the Plan and any applicable award agreements, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Sincerely, /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON llp SHEPPARD, MULLIN, RICHTER & HAMPTON llp